EXHIBIT 99.1

Ramco-Gershenson Properties Trust Reports Financial and Operating results for the Second Quarter 2014

FARMINGTON HILLS, Mich., July 22, 2014 (GLOBE NEWSWIRE) -- Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and six months ended June 30, 2014.

SECOND QUARTER 2014 HIGHLIGHTS:

  Reported Operating Funds from Operations ("Operating FFO") of $0.31 per diluted share.
  Increased same-center net operating income ("NOI") by 3.8%.
  Achieved comparable leasing spreads of 5.4%.
  Ended the quarter with core portfolio leased occupancy of 95.7%.
  Improved net debt to EBITDA to 5.8x.

"We continue to post consistently strong operating and financial results," said Dennis Gershenson, President and Chief Executive Officer. "In addition, we have spent the first half of 2014 pursuing attractive investment opportunities that further upgrade our high-quality shopping center portfolio, demonstrate a disciplined approach to capital allocation, and build long-term shareholder value."

FINANCIAL RESULTS:

For the three months ended June 30, 2014:

  Operating FFO of $24.2 million, or $0.31 per diluted share, compared to $20.0 million, or $0.29 per diluted share for the same period in 2013.
  Funds from Operations ("FFO") of $22.9 million, or $0.29 per diluted share, compared to $19.6 million, or $0.28 per diluted share for the same period in 2013.
  Net income (loss) available to common shareholders of $(0.7) million, or $(0.01) per diluted share, compared to $3.8 million, or $0.06 per diluted share for the same period in 2013.

For the six months ended June 30, 2014:

  Operating FFO of $47.2 million, or $0.61 per diluted share, compared to $39.1 million, or $0.60 per diluted share for the same period in 2013.
  FFO of $45.9 million, or $0.59 per diluted share, compared to $38.4 million, or $0.59 per diluted share for the same period in 2013.
  Net income available to common shareholders of $0.1 million, or $0.00 per diluted share, compared to $7.0 million, or $0.12 per diluted share for the same period in 2013.

SECOND QUARTER OPERATING RESULTS:

  Same-center NOI growth of 3.8%.
  Core portfolio leased occupancy of 95.7% and physical occupancy of 95.3%.
  Total portfolio leased occupancy of 94.9% and physical occupancy of 93.5%.
  Signed 78 leases encompassing approximately 0.6 million square feet at comparable rental growth of 5.4%, including 54 renewals totaling approximately 0.4 million square feet at comparable rental growth of 4.4%.

BALANCE SHEET METRICS:

  Net debt to total market capitalization of 35.1%.
  Net debt to EBITDA of 5.8x, interest coverage of 4.1x, and fixed charge coverage of 3.0x.
  Unencumbered operating real estate, as valued under the Company's credit agreements, of $1.3 billion.

INVESTMENT ACTIVITY:

Acquisitions and Dispositions

Subsequent to quarter-end, the Company acquired Woodbury Lakes in Minneapolis-St. Paul (MSA), Minnesota and Bridgewater Falls in Cincinnati (MSA), Ohio, for approximately $150 million. The acquisitions were financed with $58.6 million of assumed mortgage debt, $9.9 million in disposition proceeds, $60.0 million in borrowings under the Company's revolving line of credit, and $21.5 million in cash. Both properties have multiple national anchors, exciting specialty retail concepts, and serves growing, affluent trade areas.

  Woodbury Lakes encompasses approximately 366,000 square feet and is anchored by Trader Joe's (shadow anchor), buybuy Baby, DSW, H&M, The Gap, Charming Charlie, and Michael's.
  Bridgewater Falls encompasses approximately 630,000 square feet and is anchored by Target (shadow anchor), JC Penney (land lease), Dick's Sporting Goods, TJ Maxx, Old Navy, Michael's, PetSmart, and Bed, Bath & Beyond.

During the quarter, the Company sold Naples Towne Centre in Naples, Florida for approximately $7.2 million. The 135,000 square foot shopping center is anchored by Beall's and Save-A-Lot.

Development and Redevelopment

At June 30, 2014, the Company had four redevelopment projects underway with an estimated total cost of $32.5 million and expected average returns on investment of 8% to 10%.

The Company is developing Lakeland Park Center, a 210,000 square foot shopping center located in Lakeland, Florida, anchored by Dick's Sporting Goods, PetSmart, Ross Dress for Less, and Floor and Décor. The development is 98.0% leased and is on track to open in the fourth quarter of 2014.

FINANCING ACTIVITY:

During the quarter, the Company completed a $100 million private placement of senior unsecured notes. The financing consists of $50 million of notes with a ten-year term priced at a fixed interest rate of 4.65% and $50 million of notes with a twelve-year term priced at a fixed interest rate of 4.74%.

The Company also closed a $75 million senior unsecured term loan. The loan has a term of seven years and bears interest at an annual rate of LIBOR plus 1.25% to 2.25% (initially 1.70%) depending upon the Company's leverage or credit ratings.

Also during the quarter, the Company issued 2.15 million shares through its at-the-market equity program generating net proceeds of approximately $34.9 million.

DIVIDEND:

During the second quarter, the Company declared a common share dividend of $0.1875 per share for the period of April 1, 2014 through June 30, 2014 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on July 1, 2014 to shareholders of record as of June 20, 2014. The Operating FFO payout ratio was 64.7%.

2014 GUIDANCE:

The Company is increasing its 2014 guidance for Operating FFO to $1.22 to $1.26 per diluted share from its prior guidance of $1.20 to $1.26 per diluted share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter conference call on Wednesday, July 23, 2014, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13585336), for one week.

SUPPLEMENTAL MATERIALS:

The Company's quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com.  If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States.  At June 30, 2014, the Company owned and managed a portfolio of 78 shopping centers and one office building with approximately 15.6 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At June 30, 2014, the Company's core operating portfolio was 95.7% leased. Additional information regarding the Company is available via the corporate website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company's expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$ 285,072	$ 284,686
Buildings and improvements	1,337,422	1,340,531
Less accumulated depreciation and amortization	(269,575)	(253,292)
Income producing properties, net	1,352,919	1,371,925
Construction in progress and land available for development or sale	115,462	101,974
Net real estate	1,468,381	1,473,899
Equity investments in unconsolidated joint ventures	28,663	30,931
Cash and cash equivalents	33,085	5,795
Restricted cash	14,915	3,454
Accounts receivable (net of allowance for doubtful accounts of $2,217 and $2,351 as of June 30, 2014 and December 31, 2013, respectively)	10,716	9,648
Other assets, net	118,139	128,521
TOTAL ASSETS	$ 1,673,899	$ 1,652,248

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$ 420,000	$ 365,000
Mortgages payable	301,029	333,049
Unsecured revolving credit facility	—	27,000
Junior subordinated notes	28,125	28,125
Total notes payable	749,154	753,174
Capital lease obligation	5,510	5,686
Accounts payable and accrued expenses	38,104	32,026
Other liabilities	46,631	48,593
Distributions payable	15,406	14,809
TOTAL LIABILITIES	854,805	854,288

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013	$ 100,000	$ 100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 69,937 and 66,669 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	699	667
Additional paid-in capital	1,008,913	959,183
Accumulated distributions in excess of net income	(315,668)	(289,837)
Accumulated other comprehensive (loss) income	(1,925)	84
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	792,019	770,097
Noncontrolling interest	27,075	27,863
TOTAL SHAREHOLDERS' EQUITY	819,094	797,960
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,673,899	$ 1,652,248

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUE
Minimum rent	$ 37,054	$ 31,946	$ 73,321	$ 56,234
Percentage rent	5	20	153	115
Recovery income from tenants	11,857	9,772	24,104	18,000
Other property income	578	491	1,539	1,014
Management and other fee income	436	473	946	1,277
TOTAL REVENUE	49,930	42,702	100,063	76,640

EXPENSES
Real estate taxes	7,347	5,769	14,714	10,334
Recoverable operating expense	5,739	4,709	11,898	8,838
Other non-recoverable operating expense	835	730	1,684	1,467
Depreciation and amortization	23,658	14,551	41,399	25,328
General and administrative expense	5,619	5,634	11,233	11,134
TOTAL EXPENSES	43,198	31,393	80,928	57,101

OPERATING INCOME	6,732	11,309	19,135	19,539

OTHER INCOME AND EXPENSES
Other expense, net	(239)	(180)	(372)	(316)
Gain on sale of real estate	2,672	332	2,672	3,914
Earnings (loss) from unconsolidated joint ventures	816	260	(791)	(5,414)
Interest expense	(7,632)	(7,296)	(15,231)	(13,369)
Amortization of deferred financing fees	(370)	(346)	(773)	(687)
Deferred gain recognized on real estate	—	—	117	5,282
Loss on extinguishment of debt	(860)	—	(860)	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,119	4,079	3,897	8,949
Income tax benefit (provision)	1	13	(16)	(30)
INCOME FROM CONTINUING OPERATIONS	1,120	4,092	3,881	8,919

DISCONTINUED OPERATIONS
Gain on sale of real estate	—	1,537	—	1,537
Income from discontinued operations	—	153	—	600
INCOME FROM DISCONTINUED OPERATIONS	—	1,690	—	2,137

NET INCOME	1,120	5,782	3,881	11,056
Net income attributable to noncontrolling partner interest	(34)	(208)	(123)	(433)
NET INCOME ATTRIBUTABLE TO RPT	1,086	5,574	3,758	10,623
Preferred share dividends	(1,813)	(1,813)	(3,625)	(3,625)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ (727)	$ 3,761	$ 133	$ 6,998

(LOSS) EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$ (0.01)	$ 0.03	$ —	$ 0.08
Discontinued operations	—	0.03	—	0.04
	$ (0.01)	$ 0.06	$ —	$ 0.12
(LOSS) EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$ (0.01)	$ 0.03	$ —	$ 0.08
Discontinued operations	—	0.03	—	0.04
	$ (0.01)	$ 0.06	$ —	$ 0.12
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	68,853	59,911	67,966	55,867
Diluted	69,097	60,319	68,209	56,277

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net (loss) income available to common shareholders	$ (727)	$ 3,761	$ 133	$ 6,998
Adjustments:
Rental property depreciation and amortization expense	23,531	14,572	41,145	25,426
Pro-rata share of real estate depreciation from unconsolidated joint ventures	682	677	3,445	2,277
Gain on sale of depreciable real estate	(2,466)	(1,537)	(2,466)	(1,537)
Loss on sale of joint venture depreciable real estate (1)	—	89	—	6,454
Deferred gain recognized on real estate	—	—	(117)	(5,282)
Noncontrolling interest in Operating Partnership (2)	34	208	123	433
Subtotal	21,054	17,770	42,263	34,769
Add preferred share dividends (assumes if converted)	1,813	1,813	3,625	3,625
FFO	$ 22,867	$ 19,583	$ 45,888	$ 38,394

Loss on extinguishment of debt	860	—	860	—
Gain on extinguishment of joint venture debt (1)	—	—	(106)	—
Acquisition costs (included in G&A)	451	449	533	681
Operating FFO	$ 24,178	$ 20,032	$ 47,175	$ 39,075

Weighted average common shares	68,853	59,911	67,966	55,867
Shares issuable upon conversion of Operating Partnership Units (2)	2,252	2,254	2,252	2,262
Dilutive effect of securities	244	408	242	410
Shares issuable upon conversion of preferred shares	6,990	6,947	6,990	6,947
Weighted average equivalent shares outstanding, diluted	78,339	69,520	77,450	65,486

FFO, per diluted share (3)	$ 0.29	$ 0.28	$ 0.59	$ 0.59
Operating FFO, per diluted share (3)	$ 0.31	$ 0.29	$ 0.61	$ 0.60

Dividend per common share	$0.18750	$0.16825	$ 0.37500	$ 0.33650
Payout ratio - FFO	64.7%	60.1%	63.6%	57.0%

(1) Amount included in earnings (loss) from unconsolidated joint ventures.
(2) The total non-controlling interest reflects OP units convertible 1:1 into common shares.
(3) For the six months ended June 30, 2013 FFO and Operating FFO included $0.06 per share of gains on land sales.

We consider funds from operations, also known as "FFO," to be an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income available to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains (losses) on sales of depreciable property and impairment provisions on depreciable property and equity investments in depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and adjustments for unconsolidated partnerships and joint ventures. Also, we consider "Operating FFO" a meaningful, additional measure of financial performance because it excludes acquisitions costs and periodic items such as impairment provisions on land available for sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT: Company Contact:
         Dawn L. Hendershot, Vice President of Investor Relations
         and Corporate Communications
         31500 Northwestern Highway, Suite 300
         Farmington Hills, MI 48334
         dhendershot@rgpt.com
         (248) 592-6202